UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2019

MURPHY OIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8590	71-0361522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Peach Street P.O. Box 7000 El Dorado, Arkansas		71730-7000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	MUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On November 13, 2019, Murphy Oil Corporation (the “Company”) announced (i) the public offering (the “Offering”) of $550.0 million aggregate principal amount of senior notes due 2027 and (ii) the commencement of cash tender offers (the “Tender Offers”) to purchase up to $550.0 million aggregate principal amount of its outstanding 4.000% senior notes due 2022 and 3.700% senior notes due 2022.

The Offering is subject to market conditions. Consummation of the Tender Offers is conditioned upon the Company’s successful completion of one or more debt financing transactions, such as the Offering, with aggregate gross proceeds of at least $550 million and other customary conditions described in the offer to purchase dated November 13, 2019. Copies of the press releases relating to the Offering and the Tender Offers are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. In addition, this Current Report on Form 8-K is neither an offer to purchase nor the solicitation of an offer to sell any notes.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

This Current Report on Form 8-K, including the information furnished pursuant to Item 7.01 and the related Item 9.01 hereto, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; natural hazards impacting our operations; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; adverse developments in the U.S. or global capital markets, credit markets or economies in general; and risks that the Offering or the Tender Offers are not consummated on the anticipated terms, if at all. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

Item 8.01.	Other Events.

In connection with the Offering described above, the Company is filing the consents of Ryder Scott Company, L.P. and McDaniel & Associates Consultants Ltd. as Exhibits 23.1 and 23.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

23.1	Consent of Ryder Scott Company, L.P.

23.2	Consent of McDaniel & Associates Consultants Ltd.

99.1	Press release issued by Murphy Oil Corporation, dated November 13, 2019, announcing the Offering.

99.2	Press release issued by Murphy Oil Corporation, dated November 13, 2019, announcing the Tender Offers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2019	MURPHY OIL CORPORATION

	By:	/s/ Christopher D. Hulse
	Name:	Christopher D. Hulse
	Title:	Vice President and Controller

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